SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2002

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-26649	91-1671412
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, Including Area Code:       (703) 390-5100

.

(Former Name or Former Address, if Changed Since Last Report)

Item 5.      OTHER EVENTS

     On July 31, 2002, NII Holdings, Inc. (the “Company”), together with NII Holdings (Delaware), Inc. (together with the Company, the “Debtors”), filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”): (a) its Revised Third Amended Joint Plan of Reorganization of NII Holdings, Inc. and NII Holdings (Delaware), Inc. (the “Plan”) and (b) a related Revised Second Amended Disclosure Statement (the “Disclosure Statement”). On July 31, 2002, the Bankruptcy Court approved the Disclosure Statement. As set forth in the Plan, consummation of the Plan is contingent upon receiving Bankruptcy Court approval, as well as the approval of certain classes of creditors. A copy of the Disclosure Statement, including the Plan as Exhibit I as filed with the Bankruptcy Court is attached hereto as Exhibit 99.1. The Company notes that all information contained in the Disclosure Statement is subject to change, whether as a result of further amendments to the Plan, as a result of the actions of third parties, or otherwise.

Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Revised Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Revised Third Amended Joint Plan of Reorganization of NII Holdings, Inc. and NII Holdings (Delaware), Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NII HOLDINGS, INC.

/s/ ROBERT J. GILKER By: Robert J. Gilker Vice President and General Counsel

Date: August , 2002